UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the:

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AtlasClear Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2203 N. Lois Avenue,

Suite 814

Tampa, FL 33607

April 30, 2026

To the Stockholders of AtlasClear Holdings, Inc.:

You are cordially invited to attend the annual meeting of stockholders of AtlasClear Holdings, Inc (the “Company”) to be held on Wednesday, May 27, 2026, at 10:00 a.m. Eastern time. The Annual Meeting will be held at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102. If you plan to attend the Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”). You will be able to vote and submit questions in person during the Annual Meeting.

Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Board of Directors recommends that you vote “FOR” each of the proposals to be presented at the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or vote instructions as soon as possible so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured.

Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system, to vote by telephone, or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to change your vote, you may withdraw your proxy and vote at the annual meeting. Voting through our Internet voting system, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend the annual meeting.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to your participation in the annual meeting.

Sincerely,

/s/ John Schaible
John Schaible
Executive Chairman of the Board

2203 N. Lois Avenue,

Suite 814

Tampa, FL 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2026

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of AtlasClear Holdings, Inc. (the “Company”) to be held on Wednesday, May 27, 2026, at 10:00 a.m. Eastern time. The Annual Meeting will be held at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102. If you plan to attend the Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”). You will be able to vote and submit questions in person during the Annual Meeting. Enclosed with this proxy statement are your proxy card and our 2025 Annual Report on Form 10-K. At the meeting, you will be asked:

1.	To elect the six directors nominated by our Board of Directors and named in the proxy statement to serve until the end of the Company’s next annual meeting of stockholders, or as to each, until their respective successors are duly elected and qualified, or their earlier death, resignation, disqualification or removal;

2.	To approve an amendment to the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”) (the “Equity Incentive Plan Amendment Proposal”);

3.	To ratify the appointment of Haynie & Company as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2026; and

4.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote in favor of each of the nominees for director for Proposal 1, and in favor of Proposals 2 and 3, each as described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

You may cast your vote over the Internet or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet in advance of the Annual Meeting will not prevent you from voting at the Annual Meeting if you attend in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.

Sincerely,

/s/ John Schaible
John Schaible
Executive Chairman of the Board

This proxy statement, including the form of proxy, is first being mailed to stockholders on or about May 1, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 27, 2026: The accompanying proxy statement and 2025 annual report are available at www.proxyvote.com.

2203 N. Lois Avenue,

Suite 814

Tampa, FL 33607

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did you furnish me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of AtlasClear Holdings, Inc., a Delaware corporation (the “Company,” “AtlasClear Holdings,” “we,” us,” or “our”), for use at our annual meeting of stockholders to be held on Wednesday, May 27, 2026 at 10:00 a.m. Eastern time. The Annual Meeting will be held at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet or by telephone. The approximate date on which this proxy statement and the enclosed proxy card were sent to our stockholders is May 1, 2026.

Where and when is the annual meeting?

The Annual Meeting will be held at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102 and will begin promptly at 10:00 a.m. Eastern Time, on May 27, 2026. We encourage you to arrive at the Annual Meeting prior to the start time.

What proposals will be addressed at the annual meeting?

Stockholders will be asked to consider the following proposals at the annual meeting:

1.	To elect the six directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 15,000,000 shares (the “Equity Incentive Plan Amendment Proposal”);

3.	To ratify the appointment of Haynie & Company as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2026; and

4.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof.

Who may vote on these proposals?

Stockholders who owned shares of common stock as of the close of business on April 27, 2026 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

As of the Record Date, we had 150,337,774 issued and outstanding shares of common stock entitled to vote at the annual meeting.

How many votes do I have?

Each share of common stock is entitled to one vote on each matter that comes before the annual meeting.

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What constitutes a quorum?

To conduct business at the annual meeting, a majority of the voting power of the issued and outstanding shares of the Company entitled to vote at the meeting must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes (described below) will count toward establishing a quorum.

How do I vote by proxy?

You can vote by proxy whether or not you attend the annual meeting. If you are a stockholder of record, to vote by proxy, you have a choice of voting over the Internet, by telephone or by mail.

●	To vote via the Internet prior to the meeting, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card or voter instruction form.

●	To vote by telephone, dial the number listed on your proxy card or your voter instruction form. You will need the 16-digit control number included on your proxy card or voter instruction form.

●	To vote by mail, complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided.

If you choose to vote prior to the meeting through the Internet or by telephone, please remember to submit your vote by 11:59 p.m. Eastern Time on May 26, 2026 to ensure that your vote is counted.

The enclosed proxy designates John Schaible, our Executive Chairman, and Sandip Patel, our Chief Financial Officer, to hold your proxy and vote your shares. If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via the Internet or by telephone, your proxy holder will vote your shares as you have instructed. If you do not give voting instructions for a particular proposal, then your proxy holder will vote your shares on that proposal as recommended by the Board and as the proxy holders may determine in their discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof. As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1, 2, and 3 that will be brought before the annual meeting.

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What if my shares are held in street name?

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares as follows:

1.	FOR the election of each of the six directors nominated by our Board of Directors and named in the proxy statement to serve until the end of the Company’s next annual meeting of stockholders, or as to each, until their respective successors are duly elected and qualified, or their earlier death, resignation, disqualification or removal;

2.	FOR the approval of the Equity Incentive Plan Amendment Proposal; and

3.	FOR the ratification of the appointment of Haynie & Company as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2026.

What are broker non-votes?

If you have shares of common stock that are held by a broker, you may give the broker voting instructions, and the broker must vote as you direct. If you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors. Non-routine matters include the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on this matter promptly.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.	You may submit another proxy bearing a later date by mail, Internet or telephone;

2.	You may send written notice of revocation to the General Counsel of AtlasClear Holdings with a date later than the date of the previously submitted proxy; or

3.	You may attend the annual meeting and vote in person.

Any written notice of revocation should be sent to: AtlasClear Holdings, Inc., 2203 N. Lois Avenue, Suite 814, Tampa, FL 33607, Attention: Corporate Secretary.

What vote is required to approve each proposal?

Proposal 1: Election of the six directors nominated by our Board of Directors and named in the proxy statement to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, or their earlier death, resignation, disqualification or removal.

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Directors are elected by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. This means that the six nominees who receive the highest number of “FOR” votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2: Approval of the Equity Incentive Plan Amendment Proposal.

The approval of the Equity Incentive Plan Amendment Proposal, as described in Proposal 2, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present at the annual meeting, in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will have no impact on the outcome of the proposal.

Proposal 3: Ratification of the independent registered public accounting firm.

The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 3, requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the ratification. A broker non-vote will not impact the outcome of the vote on Proposal 3. As described above, brokers generally have discretionary authority to vote on the ratification of independent auditors, so broker non-votes are generally not expected for Proposal 3.

Are there any dissenters’ rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our amended and restated certificate of incorporation or our amended and restated bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where can I find voting results of the annual meeting?

We will announce the results for the proposals voted upon at the annual meeting and publish final detailed voting results in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the annual meeting.

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CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors in accordance with the Delaware General Corporation Law, as implemented by our amended and restated certificate of incorporation and our amended and restated bylaws.

Composition of Our Board of Directors

The board of directors of AtlasClear Holdings is currently comprised of the six directors listed in Proposal 1. Each director will hold office until his term expires at the next annual meeting of stockholders in the year following the year of such director’s election or until his or her death, resignation, removal or the earlier termination of his term of office. In January 2025, Robert McBey resigned as a member of our board of directors. In August 2025, Mark Smith left our board of directors and Robert D. Keyser, Jr. was appointed to fill the resulting vacancy. In September 2025, Steven Carlson was re-appointed to serve as a member of our board of directors.

Director Independence

Under the listing standards of NYSE American LLC (the “NYSE American”), independent directors must comprise at least 50% of the board of directors of a listed company that is a smaller reporting company (as we are). In addition, NYSE American listing rules require that audit committee members satisfy additional independence criteria, including those set forth in Rule 10A(m) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules thereunder, including Rule 10A-3 under the Exchange Act, and that compensation committee members satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under NYSE American listing rules, a director will qualify as an “independent director” only if the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

The Board determined, based on information provided by each director concerning his background, employment and affiliations, that Steven Carlson, Thomas J. Hammond and Robert D. Keyser, Jr., representing three of the Company’s six directors, do not have material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NYSE American listing standards and the rules of the SEC relating to director independence requirements. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s securities by non-employee directors and the transactions described above under the heading “Certain Relationships and Related Party Transactions” of this Annual Report.

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Code of Ethics and Insider Trading Policy

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the investor relations portion of our website. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code.

Our board of directors adopted an Insider Trading Policy that applies to our officers, directors, and employees.

Committees of the Board of Directors

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Each of these committees operates under a written charter that was approved by the Board and satisfies the applicable listing standards of the NYSE American, copies of which are available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

Our audit committee consists of Steven Carlson, Thomas J. Hammond and Robert D. Keyser, with Mr. Keyser serving as chair. Rule 10A-3 of the Exchange Act and the NYSE American listing standards require that our audit committee be composed entirely of independent members. The Board has determined that each of Messrs. Carlson, Hammond and Keyser meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE listing standards and each also meets the financial literacy requirements of the NYSE American listing standards. In addition, the Board has determined that Mr. Hammond qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of the audit committee are expected to include, among other things:

●	helping the Board oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management, including cybersecurity risks;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee currently consists of Steven Carlson, Thomas J. Hammond and Robert D. Keyser, with Mr. Hammond serving as chair. The Board has determined that each of Messrs. Carlson, Hammond and Keyser meets the definition of “independent director” for purposes of serving on the compensation committee under the NYSE American listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee are expected to include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;

●	reviewing and recommending to the Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

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Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Steven Carlson, Thomas J. Hammond, and Robert D. Keyser, with Mr. Hammond serving as chair. The Board has determined that each of Messrs. Carlson, Hammond and Keyser meets the definition of “independent director” under the NYSE American listing standards.

Our nominating and corporate governance committee will be responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and

●	contributing to succession planning.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, we have a Board consisting of six directors. John Schaible, Craig Ridenhour, Thomas Hammond, Sandip Patel, Robert Keyser, and Steven Carlson have been nominated by our Board for election as directors to be voted on at the annual meeting. Each of the director nominees is a current director and each has consented to serve as a director. Each director to be elected will hold office for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending June 30, 2027, and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, death or removal. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. Should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board.

In the vote on the election of the six director nominees, stockholders may vote “FOR” nominees or “WITHHOLD” votes from nominees. The director nominees receiving the highest number of “FOR” votes will be elected as directors. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of the election.

The persons appointed by the Board as proxy holders intend to vote for the election of each of the below director nominees, unless you indicate otherwise on the proxy or voting instruction card.

Set forth below is biographical and other information about the director nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the nominating and corporate governance committee and the Board to determine that each nominee should serve as a director.

Our Board unanimously recommends that you vote “FOR” each of the nominees named below.

Director Nominees Standing for Election

John Schaible, 55, has served as our Executive Chairman since May 2024 and as a board member of Wilson-Davis & C0., Inc. since January 2026. Previously, he served as our Chief Strategy Officer and a member of our board from February 2024 to May 2024. Prior to that, he served as Chairman and Chief Executive Officer of Quantum Fintech Acquisition Corp. (“Quantum”) from October 2020 to February 2024. Mr. Schaible is a co-founder, Chairman and Chief Executive Officer of AtlasBanc Holdings since 2010 and of Atlas FinTech, an affiliate of AtlasBanc, since 2016. Mr. Schaible also co-founded Anderen Bank and was Chief Operating Officer of Anderen Financial, a FDIC-chartered financial institution and bank holding company regulated by the Federal Reserve Board, respectively, from 2007 until the acquisition of Anderen by First United Bank in 2012, each affiliates of Atlas Banc. Mr. Schaible also founded and served as Chief Executive Officer of NexTrade, which created an electronic communications network (ECN) in 1994 that was sold to Citigroup in 2006. Mr. Schaible has a degree in business management from Colorado State University. Mr. Schaible has also served on the board of Colorado State University’s General Leadership Council and Center for Entrepreneurship.

Craig Ridenhour, 55, has served as our President since May 2024. Previously, he served as our Chief Business Development Officer and a member of our board from February 2023 to May 2024. He also serves as Chairman of the Board for Wilson-Davis & Co., Inc. Mr. Ridenhour has served as co-founder and Executive Vice President of Business Development for Atlas FinTech, a position that he has held since 2016. Since August 2022, he has also served as Chief Business Development Officer and a director of our subsidiary, AtlasClear Inc. (“AtlasClear”). He sits on the board of directors of Atlas FinTech. Mr. Ridenhour is co-founder of AtlasBanc Holdings and EVP of Business Development, a position he has held since 2012. Mr. Ridenhour has been a licensed representative of Buckman, Buckman & Reid, Inc., a registered broker-dealer, since 2017. Mr. Ridenhour was the Managing Director of Wealth Management for Anderen Capital, a subsidiary of Anderen Financial, a FDIC-chartered financial institution and bank holding company regulated by the Federal Reserve Board, respectively, from 2008 until the acquisition of Anderen by First United Bank in 2012. Mr. Ridenhour has been securities licensed with FINRA since 1994 and held various positions throughout his career including acting in executive and principal capacities within brokerage firms. Mr. Ridenhour is a graduate of the University of Florida.

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Thomas J. Hammond, 68, has served as a member of our board since February 2024. Previously, he served as a member of the board of directors of Quantum (the “Quantum Board”) from February 2021 to February 2024. Mr. Hammond was the President of ICE Clear U.S., a wholly owned clearing house of Intercontinental Exchange, Inc. (NYSE: ICE) from 2007 until his retirement in 2017. In that role, Mr. Hammond oversaw all technology, operations and financial functions at the clearing house. Prior to joining ICE, Mr. Hammond was Managing Director, Trading Operations at the Chicago Board of Trade (later the CME Group) where he played a leadership role in the successful transition to the Common Clearing Link. Before joining the CME Group in 2003, for a 17-year period, Mr. Hammond served as Chief Executive Officer, Executive Vice President and Chief Operating Officer of the Board of Trade Clearing Corporation (BOTCC), where he successfully managed the development and implementation of integrated over the counter (OTC) clearing systems. Mr. Hammond served on the boards of the Financial Services Division and the Chicago Operations Division of the Futures Industry Association, and participated in the Chicago Federal Reserve Bank’s Working Group on Financial Markets. Mr. Hammond earned a Bachelor of Science degree in Business Administration from Lewis University in Romeoville, IL.

Sandip I. Patel, 59, has served as a member of our board since February 2024, as a board member of Wilson-Davis & Co., Inc. since January 2026 and as our General Counsel and Chief Financial Officer since September 2025. Previously, he served as a member of the board of directors of the Quantum Board from October 2020 to February 2024. Mr. Patel has been an attorney and corporate business consultant at Sandip I. Patel, P.A., a law firm founded by Mr. Patel in 2000. Mr. Patel has been involved in the formation, acquisition, development, growth, and liquidity events related to companies in the healthcare, insurance and financial services fields. Mr. Patel currently holds public and private investments in a wide range of industries with a focus on medical devices, biotechnology, healthcare services and related technologies, as well as FinTech and related services. Mr. Patel is also a co-founding stockholder of AtlasBanc Holdings, and was a co-founding stockholder and board member of Anderen Bank. Mr. Patel was the Founder, President and Chief Executive Officer of the Orion group of companies, a full-service real estate development company. Previously, Mr. Patel served as Head of the New Business Development and M&A team to national health insurance companies. Mr. Patel oversaw all legal, regulatory and governmental affairs on behalf of WellCare, while serving as the General Counsel and a partner in the company. From September 2021 to November 2023, Mr. Patel served as a director of Monterey Bio Acquisition Corporation, a former special purpose acquisition company (Nasdaq: MTRY). Mr. Patel received his JD degree from the Stetson University College of Law, and a B.B.A in Finance from the University of Georgia.

Robert D. Keyser, Jr., 66, has served as a member of our board since August 2025. Mr. Keyser is a veteran finance professional with over 40 years’ experience as a financial professional, investor and serial entrepreneur with extensive experience on both the sell and buy-side, including Investment Banking, M&A, Advisory, Capital Markets, Retail, and Institutional Sales. Mr. Keyser currently serves as the Director of Ark Financial Services, Inc., (“Ark”) which he founded in 2002. Ark is the holding Company of multiple financial services subsidiaries, the most active being Dawson James Securities, Inc. (“Dawson James”). Since 2002, Mr. Keyser has been the founder, CEO and Chairman of the Board of Directors of Dawson James, a full-service, Florida-based investment bank focused on emerging growth micro and small-cap private and public companies with expertise in the Life Sciences/Healthcare, Technology, AI, Crypto, and Consumer sectors. Mr. Keyser, is also the Founder, Managing Member, President and Portfolio Manager of Sixth Borough Capital Management, LLC, a multi-stage, event driven, alternative investment management company.

Steven J. Carlson, Steven J. Carlson, 66, rejoined our board in September 2025, after previously serving from February to December 2024. He was also a member of the Quantum Board from February 2021 to February 2023. He currently serves as a director of AtlasClear Holdings, Inc. He serves as Co-Chairman & Founder of Marco Polo Exchange (MPX) and Chairman and CEO of Marco Polo Securities, Inc., the regulated broker-dealer arm that supports MPX’s cross-border operations. MPX serves as a global distribution platform for cross-border finance and capital raising. These and other business initiatives are held by Magellan Global, of which Carlson is Co-Chairman including Pi Capital. Pi Capital International LLC is a New York-based global advisory practice where Mr. Carlson selectively works on deals in which the principals have a direct interest. He has also been a SPAC sponsor and served as Portfolio Manager of the El Cano SPAC equity fund. Mr. Carlson was President and Head of Investment Banking at StoneX (formerly INTL FCStone Financial Inc.) from 2010 to 2016. Prior to that, he founded and led the Provident Group as Chairman and CEO, a boutique investment banking firm specializing in capital raising, M&A, and corporate finance advisory services globally. While at Provident Group he also served as fixed income hedge fund manager at Provident Group Asset Management. Provident Group was acquired by INTL in 2010. Before establishing Provident in 1999, Mr. Carlson was a Managing Director at Lehman Brothers, where he held various senior positions including Global Business Head of Emerging Markets Fixed Income and Derivatives, head of the Institutional Client Group (fixed income sales), and trading head of mortgage and MBS & derivatives trading. He began his career at Fannie Mae. Mr. Carlson also serves on the board of directors of Roadzen Inc. (Nasdaq: RDZN) as Chairman, and as a Director at South Street Securities. Mr. Carlson holds a BA in Economics from the University of Maryland and a Master’s Degree in Public Policy from the Kennedy School of Government at Harvard University.

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EXECUTIVE OFFICERS

For information regarding John Schaible, our Executive Chairman, Craig Ridenhour, our President and Director, and Sandip Patel, our General Counsel, Chief Financial Officer and Director, see “Proposal No. 1 - Election of Directors” above.

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PROPOSAL 2

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ATLASCLEAR HOLDINGS, INC. 2024 EQUITY INCENTIVE PLAN

Background and Purpose

The AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”), was originally adopted by the Board and approved by our stockholders in February 2024 in connection with the Business Combination (as defined below). We are asking our stockholders to approve an amendment to the Plan (the “Amended Plan”) to increase the number of shares of our Common Stock reserved for issuance thereunder by 15,000,000 shares.

The purpose of the Amended Plan is to provide a means for us to enhance our ability to attract, retain and incentivize employees, independent contractors and directors and promote the success of our business. Our Board believes that equity compensation is a vital element of our compensation program and that the ability to grant stock awards at competitive levels is in the best interest of us and our stockholders. The Board believes the Amended Plan is critical in enabling us to grant stock awards as an incentive and retention tool as we continue to compete for talent.

If the Amended Plan is not approved by stockholders, the Plan will remain in effect with its current share pool. As of the record date, 150,337,774 shares of our Common Stock were authorized and available for issuance under the Plan. On February 9, 2024 (the “Closing Date”), the Company consummated the previously announced transactions pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Quantum, Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 2”), AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. The transactions consummated as a result of the Business Combination Agreement are referred to herein as the “Business Combination.” Since its adoption upon the closing of our Business Combination, no shares have been issued under the Plan. In order to provide the appropriate equity incentives to employees and other service providers in the future, our Board approved, subject to stockholder approval, an increase of 15,000,000 shares of our Common Stock reserved for issuance under the Amended Plan from 58,908 to 15,058,908. The Board and our compensation committee believe that approval of the Amended Plan will enable us to continue to use the Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, the Board and our compensation committee believe that our employees are our most valuable assets and that awards granted under the Amended Plan will be vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Our Board recommends that stockholders approve these changes and if the stockholders do not approve them, the Amended Plan will not go into effect and our Board will consider whether to adopt some alternative arrangement based on its assessment of our needs.

Stockholder approval of the Amended Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our shares on the NYSE American, (ii) to comply with the incentive stock options rules under Section 422 of the Code, as described below, and (iii) for the Amended Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Exchange Act.

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Material Difference from the Existing 2024 Equity Incentive Plan

The material difference between the existing Plan and the Amended Plan is that the Amended Plan increases the number of shares of our Common Stock reserved for issuance thereunder by 15,000,000 shares as of the date of the Annual Meeting.

The following is a summary of certain principal features of the Amended Plan. This summary is qualified in its entirety by reference to the complete text of the Amended Plan. Stockholders are urged to read the actual text of the Amended Plan in its entirety which is set forth as Annex 2 to this proxy statement.

Purpose

The Amended Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The Amended Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Currently, the total number of shares of our Common Stock that may be subject to the granting of awards (each, an “Award”) under the Plan is equal to 58,908 shares. If the amendment is approved, the total number of shares of our Common Stock that may be subject to the granting of Awards under the Amended Plan will be equal to 15,058,908 shares. The shares may be authorized, but unissued, or reacquired shares of Common Stock. Furthermore, subject to adjustments as set forth in the Amended Plan, in no event shall the maximum aggregate number of shares that may be issued under the Amended Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that become available for issuance pursuant to the Amended Plan pursuant to the provisions below.

The number of shares available for issuance under the Amended Plan will be increased on the first day of each fiscal year beginning with the 2024 fiscal year through and including the first day of the 2033 fiscal year, in each case, in an amount equal to the lesser of (a) 5% of the total number of shares of Common Stock that are issued and outstanding on the first day of the applicable fiscal year, (b) the number of shares of Common Stock initially reserved for issuance under the Amended Plan, and (c) such smaller number of shares determined by the Board.

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Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an “exchange program” (as defined in the Amended Plan), the unissued shares that were subject thereto shall, unless the Amended Plan shall have been terminated, continue to be available under the Amended Plan for issuance pursuant to future stock awards. In addition, any shares which are retained by the Company upon exercise of a stock award in order to satisfy the exercise or purchase price for such stock award or any withholding taxes due with respect to such stock award shall be treated as not issued and shall continue to be available under the Amended Plan for issuance pursuant to future stock awards. Shares issued under the Amended Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including without limitation upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) shall again be available for future grant under the Amended Plan. To the extent a stock award under the Amended Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended Plan. To the extent any Assumed Option or Assumed RSU expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject thereto shall, unless the Amended Plan shall have been terminated, become available under the Amended Plan for issuance pursuant to future awards. In addition, any shares which are retained by the Company upon exercise of any Assumed Option or settlement of any Assumed RSU in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such award (in each case, as applicable) shall be treated as not issued and become available under the Amended Plan for issuance pursuant to future awards. Shares issued pursuant to any Assumed Option, and that, as of immediately prior to the Closing, were subject to a substantial risk of forfeiture, that in either case are later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) shall become available under the Amended Plan for issuance pursuant to future awards.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (i) assuming such award under the Amended Plan or (ii) granting a stock award under the Amended Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the Amended Plan if the other company had applied the rules of the Amended Plan to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the Amended Plan shall not reduce the number of shares authorized for grant under the Amended Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of the Company or its affiliates are all eligible to participate in the Amended Plan. Incentive stock options may only be granted to employees. As of April 30, 2026, the Company had approximately five employees, five consultants and three employee directors who will be eligible to be granted stock awards under the Amended Plan.

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Administration

The Amended Plan will be administered by the Board or compensation committee, which committee will be constituted to satisfy applicable laws (for purposes of this proposal, the “Plan Administrator”). To the extent desirable to qualify transactions under the Amended Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Amended Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the Amended Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Amended Plan; (ii) select the service providers to whom stock awards may be granted under the Amended Plan; (iii) determine the number of shares to be covered by each stock award granted under the Amended Plan; (iv) approve forms of stock award agreements for use under the Amended Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Amended Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the Amended Plan (subject to stockholder approval); (vii) construe and interpret the terms of the Amended Plan and stock awards granted pursuant to the Amended Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the Amended Plan; (x) modify or amend each stock award (subject to the terms of the Amended Plan and compliance with applicable laws); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Amended Plan; (xiii) authorize any person to execute on the Company’s behalf any instrument required to give effect to the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xv) make all other determinations deemed necessary or advisable for administering the Amended Plan.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Amended Plan to one or more of the Company’s directors or officers.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the “determination date”(as defined in the Amended Plan). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s capital stock or the stock of any parent or subsidiary of the Company, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of the Company’s capital stock or the stock of any parent or subsidiary of the Company, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may vest and/or be exercised and will determine any conditions that must be satisfied before the stock option may vest and/or be exercised. A stock option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with the Company or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

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In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason other than “Cause”(as defined in the Amended Plan), but in no event later than the expiration of the term of such stock option. If a participant ceases to be a service provider for Cause, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement or, if there is no specified time in the stock option agreement, any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. A SAR will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with the Company or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from the Company in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of Common Stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Common Stock. RSUs will vest at such time, and upon such terms, as are determined by the Plan Administrator, which may include upon the completion of a specified period of service with the Company or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule and other terms applicable to such a stock award, the Plan Administrator may impose whatever conditions as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information.

Unless the Plan Administrator determines otherwise, during the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares and, if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

Participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the RSUs with respect to which the dividends accrue and shall not be settled unless and until the related RSUs have vested and been earned.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. All stock bonus awards may, but are not required to, be made pursuant to an award agreement. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. Payment of a stock bonus award will be made upon the date(s) determined by the Plan Administrator and set forth in the award agreement. Payment may be made in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

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Performance Goals

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) gross margin; (xiv) operating margin or profit margin; (xv) capital expenditures, cost targets, reductions and savings and expense management; (xvi) return on assets, return on investment, return on capital, or return on stockholder equity; (xvii) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (xviii) performance warranty and/or guarantee claims; (xix) stock price or total stockholder return; (xx) earnings or book value per share; (xxi) economic value created; (xxii) pre-tax profit or after-tax profit; (xxiii) strategic business criteria; (xxiv) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (xxvi) objective goals relating to projects; and (xxvii) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Outside Director Limitations

Stock awards granted during a single fiscal year under the Amended Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any non-employee director (“Outside Director”), except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence / Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between the Company locations or between the Company and any of its subsidiaries. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such 3-month period and the incentive stock option shall thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Change in Time Commitment

In the event a participant’s regular level of time commitment in the performance of his or her services for the Company or one of its affiliates is reduced (for example, and without limitation, if the participant is an employee and the employee has a change in status from full-time to part-time) after the date of grant of any stock award, the Plan Administrator, in its sole discretion, may (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of any outstanding stock award that is scheduled to vest, settle and/or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend or otherwise revise the vesting, settlement and/or payment schedule applicable to any outstanding stock award (in accordance with all applicable laws, including, without limitation, Section 409A of the Code, as applicable). In the event the Plan Administrator takes any such action, the participant will have no right with respect to any portion of any affected stock award.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

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Recoupment Policy

The Plan Administrator may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the Amended Plan, a stock award granted under the Amended Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Plan Administrator may require a participant to forfeit or return to and/or reimburse the Company for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under, or benefits provided pursuant to, the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Amended Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A of the Code.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of the Company’s then-outstanding capital stock or (iv) a change in control (as defined below), each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if the Company is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such outstanding stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding stock award; (f) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to shares previously acquired pursuant to stock awards; (g) the opportunity for participants to exercise such outstanding stock options and/or SARs prior to the occurrence of the corporate transaction and the termination of such outstanding, unexercised stock options and/or SARs upon the consummation of such corporate transaction for no consideration; or (h) the cancellation of such outstanding stock awards in exchange for no consideration.

Change in Control

A stock award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a “change in control”(as defined in the Amended Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any of its affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the Amended Plan

If approved by our stockholders, the Amended Plan will continue in effect for a term of 10 years measured from the date the Board initially adopted the Plan, unless terminated earlier under the terms of the Amended Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the Amended Plan.

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U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have the Company withhold otherwise deliverable cash or shares, or delivering to the Company already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable laws.

The Company will be entitled to a tax deduction in connection with a stock award under the Amended Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that the Company may deduct as a business expense in any year with respect to certain of its most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of the Company’s stockholders to maintain flexibility in the Company’s approach to executive compensation and to structure a program that the Company considers to be the most effective in attracting, motivating and retaining key employees.

Existing Plan Benefits

The Amended Plan does not provide for set benefits or amounts of awards and no stock awards have been approved that are conditioned on stockholder approval of the Amended Plan, except that, pursuant to employment agreements entered into in September 2025 with each of Messrs. Schaible and Ridenhour, each of Messrs. Schaible and Ridenhour is entitled to receive a grant of 700,000 restricted shares under the Amended Plan, and an additional 286,842 restricted shares on July 1, 2026, in each case subject to certain vesting conditions and stockholder approval of the Amended Plan. All future awards to directors, executive officers, employees and consultants under the Amended Plan are discretionary and cannot be determined at this time.

Votes Required

The approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO AMEND OUR 2024 EQUITY INCENTIVE PLAN TO EFFECT AN INCREASE OF 15,000,000 SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 58,908 TO 15,058,908.

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected Haynie & Company to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2026.

We are asking our stockholders to ratify the selection of Haynie & Company as our independent registered public accounting firm for the year ending June 30, 2026. Although ratification is not required by our amended and restated bylaws or otherwise, the Board is submitting the selection of Haynie & Company to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice.

The affirmative vote of a majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is required for approval of this proposal. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote “AGAINST” this proposal.

In the event that our stockholders fail to ratify the selection of Haynie & Company, it will be considered a recommendation to the Board and the audit committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2026 will stand unless the audit committee determines there is a reason to make a change. Even if the selection of Haynie & Company as our independent registered public accounting firm is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

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A representative of Haynie & Company is expected to attend the annual meeting, with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

Our Board unanimously recommends a vote “FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending June 30, 2026.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2024 and 2025 by Haynie & Company:

	2024	2025
Audit fees (1)	$115,213	$216,362
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$115,213	$216,362

(1)	Audit fees consist of fees billed for professional services rendered for the audit of (i) the Company’s financial statements for the six months ended June 30, 2024, in the amount of $115,213, and (ii) the Company’s financial statements for the year ended June 30, 2025, in the amount of $216,362.
(2)	Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Haynie for consultations concerning financial accounting and reporting standards for the six months ended June 30, 2024, and for the year ended June 30, 2025.
(3)	We did not pay Haynie for tax planning and tax advice for the six months ended June 30, 2024, and for the year ended June 30, 2025.
(4)	We did not pay Haynie for other services for the six months ended June 30, 2024, and for the year ended June 30, 2025.

Pre-Approval Policies and Procedures

The audit committee has and will pre-approve all audit services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements, including the performance and compensation of our independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed our audited financial statements as of and for the period ended June 30, 2025 with management and with Haynie & Company and discussed with Haynie & Company those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from Haynie & Company required by the applicable requirements of the Public Company Accounting Oversight Board regarding Haynie & Company’s communications with the audit committee concerning independence and has discussed with Haynie & Company that firm’s independence from the Company and its management.

Based upon the audit committee’s discussions with management and Haynie & Company and the audit committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the audit committee, the audit committee recommended to the Board that the audited consolidated financial statements for the year ended June 30, 2025 be included in our Annual Report on Form 10-K, for filing with the SEC.

The Audit Committee

Steven Carlson
Thomas J. Hammond
Robert D. Keyser

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our named executive officers for the fiscal years ended June 30, 2024 and 2025.

	Year Ended			All other
Name and Principal Position	June 30	Salary ($)	Bonus ($)	Compensation		Total ($)
John Schaible	2025	—	—	271,000	(1)	271,000
Executive Chairman	2024	—	—	—		—

Craig Ridenhour	2025	—	—	282,527	(1)	282,527
President	2024	—	—	—		—

Robert McBey(2)	2025	215,278	98,437	83,332		397,047
Former Chief Executive Officer	2024	538,509	100,000			638,509

Richard Barber(3)	2025	100,000	—	—		100,000
Former Chief Financial Officer	2024	—	—	—		—

(1) Consists of consulting payments of $208,500 for each Executive Chairman and President and payments made to an affiliate entity as consulting services of $62,500 and $74,027, respectively, earned in the fiscal years ended June 30, 2025.

(2) Includes (i) $215,278 of salary earned through the date of Mr. McBey’s termination from the position of Chief Executive Officer, (ii) a cash bonus of $98,437 and (iii) $83,332 separation payment

(3) Includes salary earned through the date of termination Mr. Barber’s termination from the position of Chief Financial Officer.

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Employment Agreements

On September 19, 2025, the Company entered into employment agreements and amendments to employment agreements with each of John Schaible, the Company’s Executive Chairman, and Craig Ridenhour, the Company’s President, and on September 24, 2025, the Company entered into second amendments to such agreements with each such officer.

The employment agreements with Mr. Schaible and Mr. Ridenhour, as amended by such amendments (as so amended, the “Schaible Employment Agreement” and the “Ridenhour Employment Agreement,” respectively) provide for the employment of Mr. Schaible and Mr, Ridenhour as Executive Chairman and President, respectively, reporting to the Board, for an initial term of three years, subject to automatic successive one-year renewals unless either party provides written notice of non-renewal at least 60 days’ prior to the end of the then-current term. Each executive is entitled to receive an initial annual base salary of $400,000, subject to review at least annually and increase to $450,000 and $500,000 in the second and third years of the term, respectively. In addition, each executive is entitled to receive (i) a one-time cash signing bonus of $300,000, of which one-third is payable immediately and the balance is payable upon the earlier of (a) a minimum qualified cumulative financing of $5 million or (b) one-third at the end of the fourth quarter of 2025 and one-third at the end of the first quarter of 2026; and (ii) one-time stock grants of 700,000 shares and 286,842 shares on signing and July 1, 2026, respectively, in each case to vest on June 30 of the year following the grant. Each executive is also entitled to receive an annual bonus, provided that the Company is profitable and determined at the discretion of the Board, annual equity awards under the Company’s equity incentive plan, and up to five stock awards, each in an amount equal to 1% of the total number of the Company’s outstanding shares, vesting over three years, in the event the Company’s stock trading price reaches the following 10-day volume weighted average prices: $0.75, $1.00, $1.24, $1.49 and $1.74.

Under each of the Schaible Employment Agreement and the Ridenhour Employment Agreement, if the applicable executive’s employment is terminated by the executive for Good Reason or by the Company without Cause (as such terms are defined in the employment agreements), other than due to the executive’s death or disability or the Company’s failure to renew the term, the applicable executive would be entitled to receive, in addition to accrued salary and benefits, and subject to signing a release (i) a lump sum payment equal to three times the executive’s base salary and target bonus for the year of termination, minus $300,000, (ii) a lump sum payment equal to a pro-rata portion of the annual bonus that the executive would have earned for the year of termination based on the target bonus for such year, based on the portion of the year that the executive was employed by the Company, (iii) reimbursement for monthly “COBRA” premiums for a period not to exceed two years and (iv) treatment of any outstanding equity awards determined in accordance with the terms of the equity incentive plan and applicable award agreements. If any such termination were to occur within 12 months of a Change in Control (as defined in the employment agreements), the executive would instead be entitled to receive, subject to certain conditions (i) a lump sum payment equal to three times the executive’s base salary and target bonus for the year of termination (or, if greater, the immediately preceding year), (ii) a lump sum payment equal to the executive’s target bonus for the year of termination (or, if greater, the year in which the Change in Control occurs), (iii) reimbursement for monthly “COBRA” premiums for a period not to exceed two years and (iv) treatment of any outstanding equity awards determined in accordance with the terms of the equity incentive plan and applicable award agreements.

On September 24, 2025, the Company entered into an employment agreement with Sandip Patel (the “Patel Employment Agreement”), a member of the Board, pursuant to which Mr. Patel will be employed as the Company’s General Counsel and Chief Financial Officer, reporting to the Board, for an initial term of three years, subject to automatic successive one-year renewals unless either party provides written notice of non-renewal at least 60 days’ prior to the end of the then-current term. Mr. Patel is entitled to receive an initial annual base salary of $350,000, subject to review at least annually and increase to $400,000 and $450,000 in the second and third years of the term, respectively. In addition, Mr. Patel is entitled to receive a one-time cash signing bonus of $250,000, of which one-third is payable immediately and the balance is payable upon the earlier of (a) a minimum qualified cumulative financing of $5 million or (b) one-third at the end of the fourth quarter of 2025 and one-third at the end of the first quarter of 2026. Mr. Patel is also entitled to receive an annual bonus, provided that the Company is profitable and determined at the discretion of the Board, annual equity awards under the Company’s equity incentive plan, and up to five stock awards, each in an amount equal to 0.5% of the total number of the Company’s outstanding shares, vesting over three years, in the event the Company’s stock trading price reaches the following 10-day volume weighted average prices: $0.75, $1.00, $1.24, $1.49 and $1.74.

Under the Patel Employment Agreement, if Mr. Patel’s employment is terminated by Mr. Patel for Good Reason or by the Company without Cause (as such terms are defined in the Patel Employment Agreement), other than due to the executive’s death or disability or the Company’s failure to renew the term, Mr. Patel would be entitled to receive, in addition to accrued salary and benefits, and subject to signing a release (i) a lump sum payment equal to two times his base salary and target bonus for the year of termination, minus $300,000, (ii) a lump sum payment equal to a pro-rata portion of the annual bonus that the executive would have earned for the year of termination based on the target bonus for such year, based on the portion of the year that the executive was employed by the Company, (iii) reimbursement for monthly “COBRA” premiums for a period not to exceed two years and (iv) treatment of any outstanding equity awards determined in accordance with the terms of the equity incentive plan and applicable award agreements. If any such termination were to occur within 12 months of a Change in Control (as defined in the Patel Employment Agreement), Mr. Patel would instead be entitled to receive, subject to certain conditions (i) a lump sum payment equal to two times the executive’s base salary and target bonus for the year of termination (or, if greater, the immediately preceding year), (ii) a lump sum payment equal to the executive’s target bonus for the year of termination (or, if greater, the year in which the Change in Control occurs), (iii) reimbursement for monthly “COBRA” premiums for a period not to exceed two years and (iv) treatment of any outstanding equity awards determined in accordance with the terms of the equity incentive plan and applicable award agreements.

Each of the Schaible Employment Agreement, the Ridenhour Employment Agreement and the Patel Employment Agreement contains covenants restricting the use of the Company’s confidential information, as well as regarding non-competition and the non-solicitation of employee and customer covenants during the term of employment and one year thereafter.

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Director Compensation

The following table sets forth, for the Company’s last completed fiscal year, the dollar value of all cash and noncash compensation earned by John Schaible, the Company’s Executive Chairman, Craig Ridenhour, the Company’s President, Robert McBey, the Company’s former Chief Executive Officer and Richard Barber, the Company’s former Chief Financial Officer. Other than as set forth herein, no executive officer’s total compensation exceeded $100,000 in any of the applicable years.

Name and Principal Position	June 30	Salary ($)	Bonus ($)	Compensation		Total ($)
John Schaible	2025	—	—	271,000	(1)	271,000
Executive Chairman	2024	—	—	—		—

Craig Ridenhour	2025	—	—	282,527	(1)	282,527
President	2024	—	—	—		—

Robert McBey(2)	2025	215,278	98,437	83,332		397,047
Former Chief Executive Officer	2024	538,509	100,000			638,509

Richard Barber(3)	2025	100,000	—	—		100,000
Former Chief Financial Officer	2024	—	—	—		—

(1)	Consists of consulting payments of $208,500 for each Executive Chairman and President and payments made to an affiliate entity as consulting services of $62,500 and $74,027, respectively, earned in the fiscal years ended June 30, 2025.

(2)	Includes (i) $215,278 of salary earned through the date of Mr. McBey’s termination from the position of Chief Executive Officer, (ii) a cash bonus of $98,437 and (iii) $83,332 separation payment Includes salary earned through the date of termination Mr. Barber’s termination from the position of Chief Financial Officer.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of shares of Common Stock as of April 27, 2026:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of April 27, 2026 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The column entitled “Percentage of Outstanding Shares Beneficially Owned” is calculated based on 150,337,774 shares of common stock outstanding as of April 27, 2026. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Number of Shares	Percentage of
	Beneficially	Outstanding Shares
Name and Address of Beneficial Owner(1)	Owned	of Common Stock
Directors and executive officers of AtlasClear Holdings:
Steven Carlson(2)	52,928	*
Thomas J. Hammond(3)	2,041	*
Robert D. Keyser(4)	5,536,000	3.6%
Sandip I. Patel(5)	1,159,719	*
Craig Ridenhour	—	—
John Schaible(6)	18,932	*
All directors and executive officers as a group (6 individuals)	6,769,620	4.4%
5% or More Stockholders
Funicular Funds, LP(7)	16,232,439	9.99%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AtlasClear Holdings, Inc., 2203 N. Lois Avenue, Suite 814, Tampa, FL 33607.

(2)	Consists of Private Warrants to purchase 52,928 shares of Common Stock that are currently exercisable.

(3)	Consists of (i) 706 shares of Common Stock and (ii) Private Warrants to purchase 1,335 shares of Common Stock that are currently exercisable.

(4)	Consists of (i) 833,333 shares owned by Sixth Borough Capital Fund, LP (“Sixth Borough”), 833,334 shares of Common Stock issuable upon the exercise of warrants held by Sixth Borough, 3,333,333 shares of Common Stock issuable upon the exercise of a convertible debenture held by Sixth Borough and (iv) 536,000 warrants held by Dawson James Securities, Inc. (“Dawson James”). Mr. Keyser is the President of Sixth Borough and the Chief Executive Officer of Dawson James and, accordingly, may be deemed to beneficially own the securities held by Sixth Borough and Dawson James. Mr. Keyser disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)	Consists of (i) 805,130 shares of Common Stock and (ii) warrants to purchase 354,589 shares of Common Stock that are currently exercisable.

(6)	Consists of (i) 798,237 shares of Common Stock and (ii) Private Warrants to purchase 11,719 shares of Common Stock that are currently exercisable.

(7)	According to a Schedule 13G filed with the SEC on October 17, 2025 by Funicular Funds, LP, a Delaware limited partnership, Cable Car Capital, LP, a Delaware limited partnership and Jacob Ma-Weaver, a citizen of the United States. Based on the Schedule 13G, the reporting persons’ ownership consists of 4,083,333 shares of Common Stock as well as a convertible promissory note and warrants which are exercisable for Common Stock within 60 days, in each case subject to a 9.99% beneficial ownership limitation. Each of the reporting persons’ principal business address is 601 California Street, Suite 1151, San Francisco, CA 94108.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-Business Combination Related Person Transactions

On March 14, 2022, Quantum issued an unsecured promissory note, effective as of January 3, 2022, in the amount of up to $480,000 to Quantum Ventures as evidence of the working capital loans. The note bore no interest and was payable in full upon the earlier (i) February 9, 2023 and (ii) the effective date of the consummation of Quantum’s initial business combination. The note was required to be repaid in cash at the closing of the Business Combination and was not convertible into Private Warrants. A principal balance of $480,000 had been advanced under the note. On February 9, 2024, upon the closing of the Business Combination, the unsecured promissory note, among other indebtedness, was settled with the issuance of 33,334 shares described below.

In connection with the closing of the Business Combination the Company issued 33,334 shares of Common Stock to Qvent, LLC, an affiliate of Quantum Ventures, in settlement of an aggregate of $4,577,569 advanced to Quantum through the closing date of the Business Combination.

In October 2023, certain investors provided an aggregate of $1,300,000 in subordinated demand notes which were funded on October 13, 2023. The investors included Mr. Schaible who funded $250,000 through a wholly-owned entity and other owners of Wilson-Davis. The demand notes are expected to mature on October 13, 2025 and have an interest rate of 5% per annum, payable quarterly.

Post-Business Combination Related Party Transactions

On February 16, 2024, AtlasClear and Pacsquare entered into the Pacsquare Purchase Agreement, pursuant to which certain technology assets were transferred to AtlasClear. The purchase price for the assets was $4.8 million as follows: (i) $1.9 million, consisting of (A) $100,000 payable in a cash upon delivery of the source code and execution of the Pacsquare Purchase Agreement; (B) $850,000 payable in shares of Common Stock at a price of $6.00 per share; and (C) $950,000 to be paid in four monthly installments of $237,500, payable in cash or shares of Common Stock at the price per share on the day of issuance provided the On-line Account Application and Level one Trading Platform have been delivered, and final payment for this part of the software is dependent on connectivity to FIS at the sole discretion of AtlasClear and (ii) $2.9 million to be paid ratably on a module-by-module basis upon delivery and acceptance of each of the AtlasClear Platform modules. Following the Closing, Mr. Schaible, Executive Chairman of AtlasClear and Mr. Ridenhour, President and a director of AtlasClear, each had a less than 10% ownership interest in Atlas FinTech which, prior to the Business Combination, owned 50% of AtlasClear.

On August 9, 2024, Atlas FinTech and the Company entered into the Atlas FinTech Agreement pursuant to which the Company issued to Atlas FinTech 46,471 shares of Common Stock in settlement of $803,860 of expenses that were paid by Atlas FinTech in connection with a previous proposed business combination of Quantum.

During 2025, Sandip I. Patel, P.A., a law firm that is wholly owned by Sandip I. Patel, our director, provided legal and consulting services to the Company. As consideration for such services, on July 17, 2025, the Company issued to Mr. Patel 800,000 shares of Common Stock as retainer for legal services. The shares were valued based on the closing price of the date of issuance of $0.21 for total retainer value amount of $169,920.

On September 16, 2025, the Company entered Securities Purchase Agreements with certain investors. $600,000 of the aggregate principal amount of the Notes sold pursuant to the Securities Purchase Agreements was purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., our director and the Chief Executive Officer of Dawson James Securities, Inc., the placement agent with respect to the Notes offering (the “Placement Agent”).

On September 19 and September 23, 2025, the Company entered into additional securities purchase agreements with certain additional investors. $1,000,000 of the aggregate principal amount of the additional Notes sold pursuant to the Securities Purchase Agreements were purchased by Sandip Patel, our director and executive officer. $450,000 of the aggregate principal amount of the additional Notes sold pursuant to the Securities Purchase Agreements were purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., our director and the Chief Executive Officer of the Placement Agent.

The Notes do not bear interest, and mature on the earlier of six months from issuance or the date that the Company completes a Qualified Financing (meaning an issuance and sale of capital stock raising gross proceeds of at least $10 million, as defined in the Notes). The Notes may be converted into equity, at each holder’s option, at the closing of a Qualified Financing, at the same per share price as the securities sold in the Qualified Financing. The Placement Agent is not purchasing or selling any securities offered by the Company, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company agreed to pay the Placement Agent’s fees totaling 5% of the aggregate gross proceeds from the sale of the Notes, and to reimburse the Placement Agent’s expenses (subject to a cap).

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Also on October 8, 2025, the Company entered into the Equity SPA with certain institutional investors, including Funicular, pursuant to which the Company agreed to issue and sell, in a private placement, Units, for a purchase price of $0.60 per Unit. Each Unit consists of one share of the Company’s common stock and one warrant to purchase common stock. $500,000 of the Units sold pursuant to the Securities Purchase Agreements are being purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., who is a member of the Company’s board of directors and the Chief Executive Officer of Dawson James Securities, Inc., the placement agent.

Indemnification Agreements

On the Closing Date, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The indemnification agreements provide that AtlasClear Holdings will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of AtlasClear Holdings, to the fullest extent permitted by Delaware law, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors, and beneficial owners of more than 10% of our equity securities to timely file certain reports regarding ownership of and transactions in our securities with the SEC. Section 16(a) compliance was required during the annual period ended June 30, 2025. To our knowledge, during the year ended June 30, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for Form 4s required to be filed by Atlas Fintech Holdings Corp. to report a total of five transactions in our Common Stock.

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2027 annual meeting of stockholders (the “2027 Annual Meeting”), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than January 1, 2027, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Stockholder proposals not included in our proxy statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our amended and restated bylaws. In general, notice must be delivered to the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 27, 2027) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. For the 2027 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 27, 2027 and no later than the close of business on February 26, 2027. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our amended and restated bylaws, including a description of the proposal, the relationship between the proposing stockholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. If we hold the 2027 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Our amended and restated bylaws also require that stockholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board and other information required to comply with the proxy rules and applicable law.

The specific requirements of these advance notice provisions are set forth in Section 2.12 of our amended and restated bylaws, a copy of which is available upon request. Such request and any stockholder proposals or director nominations should be sent to our principal executive offices at 2203 N. Lois Avenue, Suite 814 Tampa, FL, 33607, Attention: General Counsel.

List of Stockholders Entitled to Vote at the Annual Meeting

The names of stockholders of record entitled to vote at the annual meeting will be available at our corporate office for a period of 10 days prior to the annual meeting and continuing through the annual meeting.

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Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or an individual director may do so by sending written correspondence by mail to: the Board or individual director, c/o the Corporate Secretary of AtlasClear at 2203 N. Lois Avenue, Suite 814 Tampa, FL, 33607, Attention: Corporate Secretary, telephone number (727) 446-6660. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Stockholder Board Communication.” All such communications must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. Prior to forwarding any correspondence, the Corporate Secretary will review such correspondence, and, in his discretion, not forward correspondence deemed to be of a commercial nature or relating to an improper or irrelevant topic. The Corporate Secretary also will attempt to handle the inquiry directly, for example, when it is a request for information about the Company or it is a stock-related matter. The Corporate Secretary will maintain a log of such communications and make copies of all such communications and circulate them to the full Board or the appropriate directors.

Available Information

We maintain an Internet website at www.atlasclear.com. Copies of the committee charters of each of the audit committee, compensation committee, nominating and corporate governance committee, together with other corporate governance materials, such as our Code of Ethics and Business Conduct, can be found on the investor relations section of our website, which is located at www.atlasclear.com, and such information is also available in print to any stockholder who requests it by writing to our principal executive offices at 2203 N. Lois Avenue, Suite 814 Tampa, FL, 33607, Attention: Corporate Secretary.

Our Annual Report on Form 10-K, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10-K, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our principal executive offices set forth in this proxy statement.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact our transfer agent, Dynamic Stock Transfer, Inc. at (213) 667-0197.

If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact EQ] as indicated above. Beneficial stockholders can request information about householding from their broker, bank or other record holder.

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SCAN TO
VIEW MATERIALS & VOTE

ATLASCLEAR HOLDINGS, INC.
2203 N. LOIS AVE., SUITE 814
TAMPA, FL 33607

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00281-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLASCLEAR HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Withhold
1a. Steven J. Carlson	☐	☐
1b. Thomas J. Hammond	☐	☐
1c. Robert D. Keyser, Jr.	☐	☐
1d. Sandip I. Patel	☐	☐
1e. Craig Ridenhour	☐	☐
1f. John Schaible	☐	☐

NOTE: To transact any other business which properly may be brought before the Annual Meeting, including matters incidental to its conduct.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date